Exhibit 23

JOINDER AGREEMENT

September 3, 2024

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

Attention: Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary

Erik B. Nordstrom

Peter E. Nordstrom

1617 Sixth Avenue

Seattle, Washington 98101

Attention: Erik B. Nordstrom and Peter E. Nordstrom

Ladies and Gentlemen:

Each of the undersigned (collectively, the “Family Owners”) hereby acknowledges that he, she or it has received and reviewed a copy of the Nondisclosure Confidentiality Agreement, dated as of April 17, 2024, by and between Erik B. Nordstrom, Peter E. Nordstrom, and certain related trusts (collectively, “Messrs. Erik and Pete Nordstrom”) and Nordstrom, Inc. (the “Company”), a copy of which is attached hereto as Exhibit A (the “NDA”). Capitalized terms used but not defined in this letter agreement (this “Joinder”) and the term “person” have the meaning ascribed thereto in the NDA.

Each Family Owner acknowledges that he, she or it is a potential source of financing to Messrs. Erik and Pete Nordstrom in connection with the Possible Transaction. Accordingly, each Family Owner acknowledges that he, she or it is a Representative of Messrs. Erik and Pete Nordstrom pursuant to the terms of the NDA and that all references to “Representatives” in the NDA will be deemed to include such Family Owner.

Each Family Owner hereby acknowledges and agrees that:

(i)             such Family Owner has been informed by Messrs. Erik and Pete Nordstrom of the confidential nature of the Proprietary Information and the Transaction Information;

(ii)            such Family Owner shall act in accordance with and be bound by the provisions of the NDA applicable to Messrs. Erik and Pete Nordstrom as if a party thereto;

(iii)           such Family Owner is a member of the Transaction Group and the Transaction Group shall automatically, and without any further action by any person, be disbanded on the date that is the earlier of twelve months after the date of the NDA and the date on which Messrs. Erik and Pete Nordstrom notify the Company in writing that they have elected to cease participating in the Transaction Group, which disbandment shall be binding upon all members of the Transaction Group, including the Family Owners; and

(iv)           the Proprietary Information and/or Transaction Information may contain or may itself be material non-public information concerning the Company and he, she or it has been advised of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information about the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information; and

(v)            none of the Company, Messrs. Erik and Pete Nordstrom or their respective Representatives (other than such Family Owner) shall have any liability whatsoever to such Family Owner or any of its representatives, including, without limitation, in contract, tort or under federal or state securities laws, relating to or resulting from the use of the Proprietary Information or any errors therein or omissions therefrom.

Each Family Owner and the Company hereby acknowledge and agree that:

(i)             The allowance set forth Section 7(a)(ii) of the NDA shall be amended to include James F. Nordstrom, Jr. in that provision; and

(ii)            Nothing herein or in the NDA shall preclude any Family Owner from transferring or selling any securities of the Company in the Possible Transaction.

This letter agreement shall be governed by the terms and conditions set forth in Section 11 of the NDA, as applicable, mutatis mutandis, as if the Family Owners were Messrs. Erik and Pete Nordstrom.

[Signature Page Follows]

Very truly yours,

FAMILY OWNERS:

Everett Nordstrom Trust FBO Anne Gittinger

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Trustee

/s/ James F. Nordstrom, Jr.
James F. Nordstrom, Jr.

/s/ Anne E. Gittinger
Anne E. Gittinger

1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger

By:	/s/ Anne E. Gittinger
Name:	Anne E. Gittinger
Title:	Trustee

Elizabeth J. Nordstrom Trust FBO Susan Dunn

By:	/s/ Susan E. Dunn
Name:	Susan E. Dunn
Title:	Trustee

/s/ Susan E. Dunn
Susan E. Dunn

/s/ Brandy Nordstrom
Brandy Nordstrom

/s/ Julie A. Nordstrom
Julie A. Nordstrom

Bruce A. Nordstrom TR Frances W. Nordstrom Testamentary Trust

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Co-Trustee

Estate of Bruce A. Nordstrom

By:	/s/ Margaret Jean O’Roark Nordstrom
Name:	Margaret Jean O’Roark Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

/s/ Margaret Jean O’Roark Nordstrom
Margaret Jean O’Roark Nordstrom

Katharine T. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Julia K. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Audrey G. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

LN 1989 TRUST JWN

By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Trustee

LN Holdings JWN LLC

By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Co-Manager

By:	/s/ Kimberly Bentz
Name:	Kimberly Bentz
Title:	Co-Manager

LN Holdings JWN II LLC

By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Co-Manager

By:	/s/ Kimberly Bentz
Name:	Kimberly Bentz
Title:	Co-Manager

/s/ Alexandra F. Nordstrom
Alexandra F. Nordstrom

Blake & Molly Nordstrom 2012 Alexandra F. Nordstrom Trust

By:	/s/ Alexandra F. Nordstrom
Name:	Alexandra F. Nordstrom
Title:	Trustee

Blake and Molly Nordstrom 2012 Andrew L Nordstrom Trust

By:	/s/ Andrew L. Nordstrom
Name:	Andrew L. Nordstrom
Title:	Trustee

/s/ Leigh E. Nordstrom
Leigh E. Nordstrom

/s/ Samuel C. Nordstrom
Samuel C. Nordstrom

/s/ Sara D. Nordstrom
Sara D. Nordstrom

Address for Family Owners:
1617 Sixth Avenue, Seattle, Washington 98101
Attention: Erik B. Nordstrom and Peter E. Nordstrom

Acknowledged and agreed:

COMPANY:

NORDSTROM, INC.

By:	/s/ Ann Munson Steines
Name:	Ann Munson Steines
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Address: 1617 Sixth Avenue, Seattle, Washington 98101

Attention: Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary

MESSRS. ERIK AND PETE NORDSTROM:

/s/ Erik B. Nordstrom
Erik B. Nordstrom

/s/ Peter E. Nordstrom
Peter E. Nordstrom

PETE AND BRANDY NORDSTROM 2012 CHILDREN'S TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

PETE AND BRANDY NORDSTROM 2010 MFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

PETE AND BRANDY NORDSTROM 2012 CFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

ERIK AND JULIE NORDSTROM SARA D. NORDSTROM 2012 TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

BRUCE AND JEANNIE NORDSTROM 2010 MFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

BRUCE AND JEANNIE NORDSTROM 2012 CFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

1976 BRUCE A. NORDSTROM TRUST (aka 1976 ELIZABETH J. NORDSTROM TRUST FBO BRUCE NORDSTROM)

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

FRANCES W. NORDSTROM TRUST FBO BAN, created under will dated April 4, 1984

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

Address: 1617 Sixth Avenue, Seattle, Washington 98101

Attention: Erik B. Nordstrom and Peter E. Nordstrom